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                                                                   EXHIBIT 99.10

For Immediate Release

                  LITHIUM TECHNOLOGY CORPORATION AND GAIA CLOSE
                SHARE EXCHANGE AND WILL COMBINE THEIR OPERATIONS

Plymouth Meeting, Pennsylvania, October 8, 2002. Lithium Technology Corporation, ("LTC", "the Company") (OTC Bulletin Board LITH.OB), a pilot line stage rechargeable lithium battery manufacturer, announced today that it has closed the Share Exchange Agreement signed on June 7, 2002 which gives LTC a 60% interest in GAIA Akkumulatorenwerke GmbH (GAIA), a privately held German lithium polymer battery company. This 60% interest in GAIA is through LTC's ownership of shares of GAIA Holding B.V., a Netherlands company, which in turn is the 100% beneficial owner of GAIA. (See LTC news release of July 26, 2002).

With the closing of the Share Exchange Agreement, LTC and GAIA, which have been working closely together since December 2001, will merge their operations and staffs into a single, cohesive entity. Under the new structure, Lithium Technology Corporation at Plymouth Meeting, Pennsylvania will have two operating locations -- GAIA USA at Plymouth Meeting, and GAIA Europe at Nordhausen, Thuringia, Germany. In this regard, Mr. David J. Cade, LTC's Chairman and CEO, announced that the LTC Board of Directors has approved the appointment of Dr. Franz J. Kruger, GAIA's CEO, as President and COO of LTC. Upon completion of appropriate SEC filings, there will be five additional directors appointed to the LTC Board, and Dr. Kruger's appointment as LTC's President and COO will become effective at that time.

The parties to the Share Exchange Agreement waived the requirement of receipt of at least $5 million in equity financing as a condition to the closing of the share exchange. In connection with this waiver, Arch Hill Capital N.V. (Arch
Hill) of the Netherlands, agreed to convert all outstanding LTC notes held by Arch Hill into LTC shares. In order to have sufficient capital resources for LTC's development, production, operating and administrative needs and in order to implement the strategy of combining LTC's operations with GAIA, LTC will need to close on an equity financing in the near term. LTC expects Arch Hill to continue to provide bridge financing as needed until the new financing transaction is completed. This notice does not constitute an offer of any securities for sale.

LTC and GAIA are building lithium-based prototype rechargeable batteries for automotive applications (such as Hybrid Electric Vehicles and 42-Volt systems) and stationary power applications (such as Uninterruptible Power Systems and telecommunications infrastructure systems). LTC and GAIA recently announced that they had shipped a prototype 42-Volt automotive battery to BMW under the European "Astor" program. (See LTC press release of
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September 17, 2002.) The new expanded company will have the capability of producing large batteries with stacked flat cells or wound cells in cylindrical or prismatic (rectangular) form factors, complete with Battery Management Systems.

In commenting on these developments, Mr. Cade said: "This new streamlined operating structure will enable us to develop and execute a single business plan, focusing on U.S. and European markets with the combined strengths of our respective technologies and products which are now ready for commercialization. LTC is particularly fortunate to have someone with the worldwide reputation and battery industry credentials of Franz Kruger as our President and COO."

Dr. Kruger added: "With this powerful blending of lithium-ion and lithium-ion polymer technologies, and with operating units on two continents, we will be better able to meet the total requirements of our customers for automotive, stationary power and national security applications. I am also very pleased to be joining the LTC management team."

Consulting for Strategic Growth I, Ltd. of New York City is serving as advisor to LTC in helping to create more shareholder awareness and in increasing the company's exposure among investment bankers, analysts and institutional money managers. (See LTC news release of October 1, 2002.)

The foregoing information contains forward-looking statements which involve risks and uncertainties relating to such matters as financial performance, technology development, capital raising, business prospects, strategic partnering and similar matters. A variety of factors could cause LTC's actual results and experience to differ materially from anticipated results or other expectations expressed in these forward-looking statements.

CONTACT:

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LITHIUM TECHNOLOGY CORPORATION              CONSULTING FOR STRATEGIC GROWTH I, LTD.  GAIA AKKUMULATORENWERKE GMBH
PHONE: (610) 940-6090 EXT 108               PHONE: (800) 625-2236                    PHONE: +49 36 31 - 61 67 0
FAX: (610) 940-6091                         FAX: (516) 625-4523                      FAX: +49 36 31 - 61 67 16
E-MAIL: investorrelations@lithiumtech.com   E-MAIL: cfsg@consultant.com              E-MAIL: info@gaia-akku.com
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